EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 13, 1996

                                  BY AND AMONG

                      AMERICAN RESIDENTIAL SERVICES, INC.,

                                 ARS FHAC INC.,

                   FLORIDA HEATING AND AIR CONDITIONING, INC.

                                       AND

                          THE STOCKHOLDER NAMED HEREIN

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I            DEFINITIONS...............................................1

ARTICLE II           THE MERGER AND RELATED MATTERS............................5
         Section 2.01.  Certificate of Merger..................................5
         Section 2.02.  The Effective Time.....................................5
         Section 2.03.  Certain Effects of the Merger..........................5
         Section 2.04.  Effect of the Merger on Capital Stock..................6
         Section 2.05.  Delivery, Exchange and Payment.........................6

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.........8
         Section 3.01.  By the Stockholder.....................................8

ARTICLE IV           REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANY AND THE STOCKHOLDER........................8
         Section 4.01.  By the Company and the Stockholder.....................8

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO..........10
         Section 5.01.  By ARS and Newco......................................10

ARTICLE VI           COVENANTS EXTENDING TO THE EFFECTIVE TIME................10
         Section 6.01.  Of Each Party.........................................10

ARTICLE VII          THE CLOSING AND CONDITIONS TO CLOSING
                     AND CONSUMMATION.........................................10
         Section 7.01.  The Closing and Certain Conditions....................10

ARTICLE VIII         COVENANTS FOLLOWING THE EFFECTIVE TIME...................11
         Section 8.01.  Of Each Party Other Than the Company..................11

ARTICLE IX           INDEMNIFICATION..........................................12
         Section 9.01.  Indemnification Rights and Obligations................12

ARTICLE X            LIMITATIONS ON COMPETITION...............................12
         Section 10.01.  Prohibited Activities................................12
         Section 10.02.  Damages..............................................13
         Section 10.03.  Reasonable Restraint.................................13
         Section 10.04.  Severability; Reformation............................13
         Section 10.05.  Independent Covenant.................................13
         Section 10.06.  Materiality..........................................13

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ARTICLE XI           GENERAL PROVISIONS.......................................14
         Section 11.01.  Treatment of Confidential Information................14
         Section 11.02. [Intentionally Omitted] ..............................14
         Section 11.03.  Brokers and Agents...................................14
         Section 11.04.  Assignment; No Third Party Beneficiaries.............14
         Section 11.05.  Entire Agreement; Amendment; Waivers.................14
         Section 11.06.  Counterparts.........................................14
         Section 11.07.  Expenses.............................................14
         Section 11.08.  Notices..............................................15
         Section 11.09.  Governing Law........................................16
         Section 11.10.  Exercise of Rights and Remedies......................16
         Section 11.11.  Time.................................................16
         Section 11.12.  Reformation and Severability.........................17
         Section 11.13.  Remedies Cumulative..................................17
         Section 11.14.  Respecting the IPO...................................17

ARTICLE XII          TERMINATION..............................................17
         Section 12.01.  Termination of This Agreement........................17
         Section 12.02.  Liabilities in Event of Termination..................18

                                      -ii-

                      AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of June 13, 1996, by and among American Residential Services, Inc., a Delaware corporation ("ARS"), ARS FHAC Inc., a Florida corporation and a wholly owned subsidiary of ARS ("Newco"), FLORIDA HEATING AND AIR CONDITIONING, INC., a Florida corporation (the "Company"), and the person listed on the signature pages hereof under the caption "Stockholder" (the "Stockholder").

                              PRELIMINARY STATEMENT

                  The parties to this Agreement have determined it is in their best long-term interests to effect a business combination pursuant to which:

                  (a) the Company will merge into Newco on the terms and subject to the conditions set forth herein (that merger being the "Merger");

                  (b) ARS will acquire the stock of all or some of the entities listed in the accompanying Addendum 1 (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") pursuant to agreements that are (i) similar to this Agreement and (ii) entered into among those entities and their equity owners, ARS and subsidiaries of ARS (collectively, the "Other Agreements"); and

                  (c) ARS shall effect a public offering of shares of its common stock and issue and sell those shares.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this
Section 1.01. Capitalized terms used in this Agreement and not defined below in this Section 1.01 have the meanings assigned to them in the Preliminary Statement or Article I of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference), as the case may be.

                  "ADJUSTMENT DETERMINATION DATE" means the date that is 30 days following the delivery by ARS of the Post-closing Statement to the Stockholder, unless the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working

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         Capital Adjustment, as the case may be, are determined pursuant to
         Section 2.05 by Arthur Andersen LLP, in which event the Adjustment Determination Date is the date Arthur Andersen LLP delivers those determinations in writing to ARS.

                  "AGREED RATE" means 8.0% per annum.

                  "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

                  "ARS" means American Residential Services, Inc., a Delaware corporation.

                  "ARS ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of providing repair, maintenance, replacement or warranty and annual contract maintenance services for Plumbing, heating/air conditioning and electrical systems to owners or occupants of single-family homes, duplexes, condominiums and small commercial facilities, designing and installing of any of those systems in new construction, selling and servicing home appliances and other similar residential and building services (a) which was called on by any of the Company, ARS or the Subsidiaries of the Company or ARS in connection with the possible acquisition by any of them of that Entity or (b) of which any of them has made an acquisition analysis.

                  "CLOSING DATE BALANCE SHEET" means a combined balance sheet of the Combined Companies as at the IPO Closing Date which is prepared in accordance with GAAP on a basis consistent with the basis on which the Current Balance Sheet was prepared.

                  "CLOSING DATE WORKING CAPITAL" means the Working Capital as determined from the Closing Date Balance Sheet, provided, that if that determination is made pursuant to Section 2.05 by Arthur Andersen LLP, the amount equal to 50% of the fees and expenses of Arthur Andersen LLP which are attributable to its audit of the Closing Date Balance Sheet and its making of that determination will be deemed a liability of the Combined Companies for the purpose of determining the Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be.

                  "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by ARS for the Closing under this Agreement in which are included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

                  "COMBINED COMPANIES" means Florida Heating and Air Conditioning, Inc., Florida Heating and Air Conditioning Service, Inc., Florida Heating and Air Duct, Inc. and Bullseye Air Conditioning, Inc., each of which is a Florida corporation.

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                  "COMBINED FINANCIAL STATEMENTS" means (a) the audited combined balance sheet of the Combined Companies as of December 31, 1995 and the related audited combined statements of operations, cash flows and shareholders' equity for the year then ended, together with the related audit report of Arthur Andersen LLP, and, if audited by Arthur Andersen LLP, (b) the audited combined balance sheet of the Combined Companies as of December 31, 1994 and the related audited combined statements of operations, cash flows and shareholders' equity for the year then ended, together with the related audit report of Arthur Andersen LLP.

                  "COMPANY" means Florida Heating and Air Conditioning, Inc., a Florida corporation.

                  "COMPANY COMMON STOCK" means the common stock, par value $10.00 per share, of the Company.

                  "COUNSEL FOR ARS AND NEWCO" means Baker & Botts, L.L.P.

                  "COUNSEL FOR THE COMPANY AND THE STOCKHOLDER" means Weinstein, Rosenthal & Tobin, P.C.

                  "CURRENT BALANCE SHEET" means the audited combined balance sheet of the Combined Companies at December 31, 1995.

                  "CURRENT BALANCE SHEET DATE" means December 31, 1995.

                  "DISCLOSURE STATEMENT" means the written statement executed by the Company and the Stockholder and delivered to ARS prior to the execution and delivery of this Agreement by ARS and Newco in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholder herein or (b) it is confirmed that no exception is taken to that representation and warranty.

                  "FBCA" means the Florida Business Corporation Act.

                  "INITIAL FINANCIAL STATEMENTS" means the Combined Financial Statements.

                  "INTERIM DATE BALANCE SHEET" means the combined balance sheet of the Combined Companies at the end of the Company's fiscal quarter next preceding the date of the Closing which is included in the Financial Statements.

                  "INTERIM DATE WORKING CAPITAL" means the Working Capital as determined from the Interim Date Balance Sheet by ARS on a basis consistent with the determination of the Working Capital from the Current Balance Sheet.

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                  "INTERIM NEGATIVE WORKING CAPITAL ADJUSTMENT" means the
         amount, if any, by which $137,376 exceeds the Interim Date Working Capital.

                  "INTERIM POSITIVE WORKING CAPITAL ADJUSTMENT" means (a) the amount, if any, by which the Interim Date Working Capital exceeds $137,376, or if that Closing Date Working Capital equals $137,376, (b) zero.

                  "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

                  "NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which $137,376 exceeds the Company's Closing Date Working Capital.

                  "NEWCO" means ARS FHAC Inc., a Florida corporation.

                  "POSITIVE WORKING CAPITAL ADJUSTMENT" means (a) the amount, if any, by which the Closing Date Working Capital exceeds $137,376, or if that Closing Date Working Capital equals $137,376, (b) zero.

                  "POST-CLOSING STATEMENT" has the meaning specified in Section 2.05.

                  "PRO RATA SHARE" of the Stockholder means 100%.

                  "RESPONSIBLE OFFICER" means Elliot Sokolow.

                  "RETAINED AMOUNT" has the meaning specified in Section 2.05.

                  "SCHEDULED AGREEMENT" means the agreement described in
         Schedule 4.11.

                  "SOKOLOW EMPLOYMENT AGREEMENT" means the Employment Agreement entered into as of June 13, 1996 between ARS and Elliot Sokolow.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders' Agreement entered into as of June 13, 1996 among ARS and the other Persons parties thereto.

                  "SURVIVING CORPORATION" means Newco, the Person to be designated in the Certificate of Merger as the surviving corporation of the Merger.

                  "TERRITORY" has the meaning specified in Section 10.01.

                  "THRESHOLD AMOUNT" means 2% of the Transaction Value.

                  "TRANSACTION VALUE" means (a) at any time prior to the Adjustment Determination Date, $4,999,999, and (b) on and after the Adjustment Determination Date, $4,999,999 plus

                                       -4-

         the Positive Working Capital Adjustment, if any, or minus the Negative Working Capital Adjustment, if any.

                  "TRANSFER TAXES" has the meaning specified in Section 11.07.

                  "UNIFORM PROVISIONS" means the Uniform Provisions of ARS for the Acquisition of Founding Companies attached hereto as Annex 1.

                  "WORKING CAPITAL" means, as at any date and as determined by reference to a combined balance sheet of the Combined Companies as at that date which is prepared in accordance with GAAP, the amount by which (a) the sum, without duplication of amounts, of all amounts that are included and classified as current assets on that balance sheet exceeds, or is exceeded by, (b) the sum, without duplication of amounts, of all amounts that are included and classified as liabilities or as mandatorily redeemable Capital Stock on that balance sheet; if at any time those current assets are exceeded by those liabilities, Working Capital will be expressed as a negative amount.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

                  Section 2.01. CERTIFICATE OF MERGER. Subject to the terms and conditions hereof, Newco will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Department of State of the State of Florida.

                  Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern daylight standard time, on the IPO Closing Date.

                  Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) the Company will be merged with and into Newco in accordance with the provisions of the FBCA, (b) the Company will cease to exist as a separate legal entity, (c) the articles of incorporation of Newco will be amended to change its name to "Florida Heating & Air Conditioning, Inc.", (d) Newco will be the Surviving Corporation and, as such, will, all with the effect provided by the FBCA, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Florida, (e) the Charter Documents of Newco then in effect (after giving effect to the amendment of Newco's articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law (in the case of the articles of incorporation) or (ii) their terms (in the case of the bylaws)) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the persons named in
Schedule 2.03, and those persons will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws

                                       -5-

of the State of Florida and the Charter Documents of the Surviving Corporation, and (g) the initial officers of the Surviving Corporation will be as set forth in Schedule 2.03, and each of those persons will serve in each office specified for that person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

                  Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

                  (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, subject to the provisions of Section 2.05, without interest, on surrender of the certificates evidencing those shares, the amount of cash set forth or determined as provided in Schedule 2.04 (the "Merger Consideration"), (ii) cease to be outstanding and to exist and (iii) be canceled and retired;

                  (b) each share of Company Common Stock held in the treasury of the Company or any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

                  (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will remain unchanged and will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, subject to the provisions of Section 2.05, without interest, the Merger Consideration.

                  Section 2.05. DELIVERY, EXCHANGE AND PAYMENT. (a) At or after the Effective Time: (i) the Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of those certificates to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05), receive, subject to the provisions of this Section 2.05, the Merger Consideration.

                  (b) The Stockholder will deliver to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05) on or before the IPO Closing Date the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by that Person, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at that Person's expense, affixed and canceled. The Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by that Person.

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                  (c) Prior to the date of the Closing, ARS will cause to be prepared and delivered to the Stockholder a statement setting forth the Interim Positive Working Capital Adjustment, if any, or the Interim Negative Working Capital Adjustment, if any. If an Interim Positive Working Capital Adjustment has been determined, ARS will, promptly after the Effective Time, but subject to the certificate surrender requirements of Section 2.05(a), pay to the Stockholder, without interest, the amount of the Interim Positive Working Capital Adjustment. If an Interim Negative Working Capital Adjustment has been determined, ARS will, notwithstanding the provisions of Section 2.04, hold back from the Stockholder the amount of the Interim Negative Working Capital Adjustment (the "Retained Amount") for disposition pursuant to Section 2.05(e).

                  (d) As soon as practicable, and in any event within 60 days, following the Effective Time, ARS will cause to be prepared and delivered to the Stockholder (i) the Closing Date Balance Sheet and (ii) a statement (the "Post-closing Statement") of the Closing Date Working Capital and the Positive Working Capital Adjustment, if any, or the Negative Working Capital Adjustment, if any. The Post-closing Statement will be final and binding on ARS and the Stockholder unless, within 30 days following the delivery of the Post-closing Statement, the Stockholder notifies ARS in writing that the Stockholder does not accept as correct the amount of the Closing Date Working Capital or the amount of the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, as set forth in the Post-closing Statement. If the Stockholder timely delivers to ARS that notice respecting the Post-closing Statement, the Closing Date Balance Sheet will be audited, and the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, will be determined within 30 days after the delivery to ARS of that notice, by Arthur Andersen LLP, and these determinations will be final and binding on ARS and the Stockholder.

                  (e) If a Positive Working Capital Adjustment is determined with finality pursuant to Section 2.05(d), ARS will, promptly after the Adjustment Determination Date, but subject to the certificate surrender requirements of Section 2.05(a), pay to the Stockholder the sum, together with interest thereon from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date at the Agreed Rate, of (i) the entire Retained Amount, if any, and (ii) the amount by which (A) the amount of the Positive Working Capital Adjustment exceeds (B) the amount of the Interim Positive Working Capital Adjustment, if any. If a Negative Working Capital Adjustment is determined with finality pursuant to Section 2.05(d), then, subject to the certificate surrender requirements of Section 2.05(a):

                  (i) ARS will (A) be entitled to retain for itself out of the Retained Amount an amount equal to the lesser of (1) the amount of the Negative Working Capital Adjustment, together with interest thereon at the Agreed Rate from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date, and (2) the Retained Amount, and if there is any remaining portion of the Retained Amount that ARS is not entitled to retain for itself pursuant to the foregoing provisions of this clause (i), (B) promptly pay to the Stockholder that remaining amount, together with interest thereon at the Agreed Rate from

         (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date; and

                  (ii) if the sum of the Negative Working Capital Adjustment and the interest thereon at the Agreed Rate which has accrued during the period referred to in clause (i)(A)(1) of this sentence exceeds the Retained Amount, if any, the Stockholder will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, pay in cash the sum of (A) the amount of that excess and (B) the Interim Positive Working Capital Adjustment, if any, together with interest on that sum at the Agreed Rate from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  Section 3.01. BY THE STOCKHOLDER. The Stockholder represents and warrants to ARS that all the following representations and warranties in this Article III are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

                  (a) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article hereby are agreed to; and

                  (b) (i) the terms and conditions of the Scheduled Agreement are no less favorable to the Company than the Company reasonably could have expected to obtain in an arm's- length transaction with a Person other than an Affiliate of the Company and (ii) the rentals provided for in the Scheduled Agreement do not exceed fair market rentals of the property being leased under the Scheduled Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                         THE COMPANY AND THE STOCKHOLDER

                  Section 4.01. BY THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder jointly and severally represent and warrant to, and agree with, ARS that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

                  (a) the Organization State of the Company is the State of Florida, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State, (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions (other than the State of Florida) in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect;

                  (b) (i) the authorized Capital Stock of the Company is comprised of 1,000 shares of Company Common Stock, of which 800 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and (ii) no outstanding Derivative Securities of the Company exist;

                  (c) the Combined Financial Statements (including the related notes) delivered to ARS present fairly, in all material respects, the combined financial position of the Combined Companies at December 31, 1995 and the combined results of their operations and their combined cash flows and stockholders' equity for the year ended December 31, 1995 and have been prepared in accordance with GAAP. As of the Current Balance Sheet Date, the Combined Companies then did not have any outstanding indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Combined Companies and required to be reflected in the Combined Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected;

                  (d) the Company has made an election with the IRS to be taxed as an S corporation within the meaning of Section 1361 of the Code, and that election is in effect. The Company owns no assets the disposition of which would cause the Company to have a net recognized built-in gain within the meaning of Section 1374 of the Code. The Company has no item of income that has not been taken into account by the Company and that would be treated as a recognized built-in gain under Section 1374(d)(5) of the Code. The transfer of the Company's assets pursuant to the Merger shall not cause the Company to be liable for any federal, state, city or local taxes; and

                  (e) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article hereby are agreed to.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO

                  Section 5.01. BY ARS AND NEWCO. ARS and Newco jointly and severally represent and warrant to the Company and the Stockholder that all the following representations and warranties in this Article V are as of the date of this Agreement, and will be on the date of the Closing and the IPO Closing Date, true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (b) no Derivative Securities of Newco are outstanding and (c) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

                  Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party. For purposes of Section 6.10, the financial statements required to be delivered by the Company will include financial statements of the Combined Companies corresponding to the financial statements of the Company referred to therein.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

                  Section 7.01. THE CLOSING AND CERTAIN CONDITIONS. (a) THE CLOSING. On the IPO Pricing Date, the parties hereto will take all actions necessary to (i) effect the Merger (including, as permitted by the FBCA, (A) the execution of a Certificate of Merger (1) meeting the requirements of the FBCA and (2) providing that the Merger will become effective on the IPO Closing Date and (B) the filing of that Certificate with the Department of State of the State of Florida), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05 and (iii) satisfy the document delivery requirements to which the obligations of the parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this
Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Baker & Botts, L.L.P., 38th Floor, 910 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as ARS shall specify by written notice to Elliot Sokolow. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing

Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration (including a certified check or checks in an amount equal to the Merger Consideration (less the Retained Amount, if any)) will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01(b)(i).

                  (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER. The obligations of the Company and the Stockholder with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to
Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholder with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date to the following conditions: (i) the Sokolow Employment Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.03.

                  (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF ARS AND NEWCO. The obligations of ARS and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to ARS a copy of the articles of incorporation, as amended to the date of the Closing and certified by the Department of State of the State of Florida as of a Current Date, of the Company; and (ii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

                  (d) The obligations of ARS and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the Sokolow Employment Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

                  (e) The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

                  Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

                  Section 10.01. PROHIBITED ACTIVITIES. The Stockholder agrees that he will not, during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

                  (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in any business selling any products or providing any services in competition with the Company, any Company Subsidiary or ARS or any Subsidiary of ARS (ARS and its Subsidiaries collectively being "ARS" for purposes of this
         Article X) within a radius of 100 miles of each location in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (those locations collectively being the "Territory");

                  (b) call on any natural person who is at that time employed by the Company, any Company Subsidiary or ARS in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or ARS, provided that the Stockholder may call on and hire any of his Immediate Family Members;

                  (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or ARS within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or ARS within the Territory and (ii) with the knowledge of that customer relationship; or

                  (d) call on any ARS Acquisition Candidate, with the knowledge of that Person's status as an ARS Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than ARS.

Notwithstanding the foregoing, the Stockholder may own and hold as a passive investment up to 1% of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is listed on the

New York Stock Exchange or included in the Nasdaq National Market. For purposes hereof and the respective tax reporting positions of the parties hereto, each party hereto agrees that the percentage of the cash portion of the Merger Consideration to be received by the Stockholder pursuant to Section 2.04 which equals 1% of the Stockholder's Pro Rata Share of the Transaction Value will represent, and be received as, consideration for the Stockholder's agreement to observe the covenants in this Section 10.01.

                  Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to ARS as a result of any breach by the Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to ARS for which it would have no other adequate remedy, the Stockholder agrees that ARS may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Stockholder if he breaches any of those provisions.

                  Section 10.03. REASONABLE RESTRAINT. The parties hereto each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Stockholder in light of the activities and business of ARS on the date hereof, the current business plans of ARS and the investment by the Stockholder in ARS pursuant to one of the Other Agreements.

                  Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant in this Article X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to the Stockholder, the parties hereto, including the Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to the Stockholder.

                  Section 10.05. INDEPENDENT COVENANT. All the covenants in this
Article X are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Stockholder against ARS, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ARS of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed by excluding from that computation any time during which the Stockholder is in violation of any provision of Section 10.01. The covenants contained in this
Article X shall not be affected by any breach of any other provision hereof by any party hereto.

                  Section 10.06. MATERIALITY. The Company and the Stockholder hereby agree that this Article X is a material and substantial part of the transactions contemplated hereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto will comply with each covenant for which provision is made in
Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that party.

                  Section 11.02. [Intentionally Omitted]

                  Section 11.03. BROKERS AND AGENTS. The Stockholder represents and warrants to ARS that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agrees, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify ARS against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

                  Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of ARS, and the heirs and legal representatives of the Stockholder. Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX or as otherwise provided expressly herein or therein.

                  Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and ARS and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Stockholder, the Company and ARS. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

                  Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

                  Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) ARS will pay the fees, expenses and disbursements of ARS and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by ARS and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Stockholder will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby and (c) the Company will pay the fees, expenses and disbursements of Counsel for the Company and the Stockholder incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date (which fees, expenses and disbursements, together with the fees, expenses and disbursements of counsel for the other Combined Companies and their stockholders, will, to the extent accrued through the IPO Closing Date but then unpaid, be recorded as a liability of the Company for the purpose of determining the Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be); provided, however, if the Company or the Stockholder terminates this Agreement otherwise than as permitted by Article XII, the Company will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, reimburse ARS in the amount equal to the aggregate fees, costs and other expenses invoiced to ARS by Arthur Andersen LLP in connection with its audit of the financial statements of the Combined Companies at December 31, 1995 and for the 12-month period then ended. The Stockholder will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, the Stockholder acknowledges that he, and not the Company or ARS or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

                  Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received
(a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or
(b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (i)      if to ARS or Newco, addressed to it at:

                           American Residential Services, Inc.
                           5850 San Felipe
                           Suite 500
                           Houston, Texas  77057
                           Attn.:  C. Clifford Wright, Jr.
                           Chief Executive Officer
         with copies (which shall not constitute notice for purposes of this Agreement) to:

                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           Houston, Texas  77002-4995
                           Attn: James L. Leader, Esq.;

                  (ii) if to the Stockholder, addressed to him at his address set forth in Schedule 2.04; and

                  (iii)    if to the Company, addressed to it at:

                           FLORIDA HEATING AND AIR CONDITIONING, INC.
                           1700 Banks Road
                           Margate, Florida 33063
                           Attn: Elliot Sokolow

         with copies (which shall not constitute notice for purposes of this Agreement) to:

                           Weinstein, Rosenthal & Tobin, P.C.
                           1776 Resurgens Plaza
                           945 East Paces Ferry Road, N.E.
                           Atlanta, Georgia 30326
                           Attn:  Melvin E. Weinstein, Esq.

                  SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES THERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

                  Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

                  Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

                  Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  Section 11.13. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholder acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither ARS or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholder or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that ARS will use its reasonable best efforts to cause the Registration Statement to become effective prior to December 31, 1996) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of the Stockholder to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to ARS or the IPO. The Underwriter shall have no obligation to either the Company or the Stockholder with respect to any disclosure contained in the Registration Statement.

                                   ARTICLE XII

                                   TERMINATION

                  Section 12.01. TERMINATION OF THIS AGREEMENT. (a) This Agreement may be terminated at any time prior to the Effective Time solely:

                  (i)      by the mutual written consent of ARS and the Company;

                  (ii) by the Stockholder or the Company, on the one hand, or by ARS, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholder and the Company, either of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

                  (iii) by the Stockholder or the Company, on the one hand, or by ARS, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholder and the Company, either of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                  (iv) by ARS if it is entitled to do so as provided in Section 6.08.

                  (b) This Agreement may be terminated after the Closing solely:

                  (i) by ARS or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                  (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 New York City business days after the date of the Closing.

                  (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section
12.01 after the Certificate of Merger has been filed with the Department of State of the State of Florida, but before the IPO has been consummated, ARS will take all actions that Counsel for the Company and the Stockholder advises ARS are required by the applicable laws of the State of Florida in order to rescind the Merger.

                  Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
11.07 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  AMERICAN RESIDENTIAL SERVICES, INC.


                                  By:__________________________________________
                                         C. Clifford Wright, Jr.
                                         Chief Executive Officer and President


                                  ARS FHAC INC.


                                  By:__________________________________________
                                         C. Clifford Wright, Jr.
                                         Chief Executive Officer and President


                                  FLORIDA HEATING AND AIR CONDITIONING, INC.


                                  By:__________________________________________
                                          Elliot Sokolow
                                          President

                                  STOCKHOLDER:


                                     __________________________________________
                                          Elliot Sokolow

                                   ADDENDUM 1

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                       American Residential Services, Inc.
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein


         A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

         B. The Founding Companies are:

                  Atlas Services, Inc.
                  Bullseye Air Conditioning, Inc.
                  Climatic Corporation of Vero Beach
                  DIAL ONE Meridian and Hoosier, Inc.
                  Enterprises Holding Company
                  Florida Heating and Air Conditioning, Inc.
                  Florida Heating and Air Conditioning Service, Inc. Florida Heating and Air Duct, Inc.
                  General Heating Engineering Company, Inc.

                                  SCHEDULE 2.03

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as defined therein.

         B. The directors of the Surviving Corporation immediately after the Effective Time are as follows: Howard S. Hoover, Jr., William P. McCaughey and
C. Clifford Wright, Jr.

         C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

President.......................................     Elliot Sokolow

Vice President and Assistant Secretary...........    William P. McCaughey

Vice President and Secretary.....................    John D. Held

                                  SCHEDULE 2.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein


         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as defined therein.

         B. The name and address of the Stockholder is as follows:

                                             ADDRESS

 Elliot Sokolow..................         2751 Northeast 47th Street
                                          Lighthouse Point, Florida  33064

         C. Subject to increase or reduction by the application of the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, the aggregate Merger Consideration will be comprised of $4,999,999 in cash, and the Stockholder, who owns all 800 outstanding shares of Company Common Stock, will be entitled to receive the entire Merger Consideration pursuant to Section 2.04 subject to the provisions of Section 2.05.

                                  SCHEDULE 3.02

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein


         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.2 are used herein as defined therein.

         B. Elliot Sokolow owns all the 800 outstanding shares of Company Common Stock.

         C. Exception is taken for such Lien as is attributable to the Common Stock Option dated December 21, 1987 and granted by the Stockholder in favor of Charles Meyer, which option the Stockholder will purchase from Mr. Meyer on the IPO Closing Date.

                                  SCHEDULE 3.07

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as defined therein.

         B. The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entities, businesses or trades (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) are engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) are, or have within the three-year period ending on the date of this Agreement, engaged in any transaction with the Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary:

                  1. Florida Heating and Air Conditioning, Inc., Florida Heating and Air Conditioning Service, Inc., Bullseye Air Conditioning, Inc., and
Florida Heating and Air Duct, Inc., all have common ownership or somewhat common ownership. The common ownership is disclosed more fully in Schedule 3.02 for each of those companies.

                  2. The Company leases space from FHAC Building Limited, which is owned or controlled by Elliot P. Sokolow and Robert J. Rogoff.

                                  SCHEDULE 4.11

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC..
                                       and
                          the Stockholder named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as defined therein.

         B. The following Related Party Agreement will be permitted to continue in effect past the date of the Closing in accordance with its terms:

                  Office/Warehouse Lease Agreement dated as of November 1, 1989 between E.M.E.S., Ltd. d/b/a FHAC Commerce Center, as lessor, and the Company, as lessee, relating to the Company's main office and warehouse facility in Margate, Florida and the related Addendum and the Assumption and Indemnity Agreement between E.M.E.S., Ltd. and FHAC Building, Ltd. The building was sold on 1/27/90 to FHAC Building, Ltd. The lease term in such Lease Agreement will be extended through May 31, 2005. The owners of FHAC Building, Ltd. are Elliot P. Sokolow (79% interest), Robert J. Rogoff (20% interest) and a corporate general partner (1%) owned and controlled by Sokolow, the name of which corporate general partner is FHAC Building, Inc.

                                  SCHEDULE 6.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as defined therein.

         B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

                                      None

                                  SCHEDULE 6.12

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.12 are used herein as defined therein.

         B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to ARS to dispose, prior to the Effective Time, of the following assets:

                                      None

                                  SCHEDULE 8.05

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS FHAC Inc.,
                   FLORIDA HEATING AND AIR CONDITIONING, INC.
                                       and
                          the Stockholder named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as defined therein.

         B. At or within 60 days following the Effective Time, ARS will cause the following Stockholder Guaranties to be terminated:

FORD MOTOR CREDIT
3111 N. University Drive #800
Coral Springs, FL 33075

PJA953EP5K                                           Truck Loan
PJA953EROX                                           "
PJA953EROR                                           "
PJA953EROT                                           "
PJA953EP5N                                           "
PJA953EP5M                                           "
PJA953EN6G                                           "
PJA953EROW                                           "
PJA953EW1Y                                           "
PJA953EW1X                                           "
TFA210599J                                           "

BARNETT BANK
P.O. Box 2759
Jacksonville, FL 32256

060-960-3697257-9001                                 Car Loan

REPUBLIC SECURITY BANK
7601 N. Federal Highway
Boca Raton, FL 33487

8000679001                                           Truck Loan

RHEEM MANUFACTURING
P.O. Box 249-F
St. Louis, MO 63150                                  Florida Heating & Air
Purchases                                            Conditioning Inc.

CARRIER CORPORATION 2100 NW 88 Ct.
Miami, FL 33172                                      Florida Heating & Air
Purchases                                            Conditioning Inc.

AMWEST SURETY INSURANCE CO.
P.O. Box 4500
Woodlands Hills, CA 91365-4500                       Bonds